Exhibit 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Shea Snyder	405 552 4782
Media Contact	Chip Minty	405 228 8647

DEVON ENERGY REPORTS 2011 RESULTS; RECORD NET EARNINGS, RESERVES AND PRODUCTION

OKLAHOMA CITY - February 15, 2012 - Devon Energy Corporation (NYSE:DVN) today reported record net earnings for the year ended December 31, 2011, of $4.7 billion, or $11.29 per common share ($11.25 per diluted common share). This compares to full-year 2010 net earnings of $4.6 billion, or $10.35 per common share ($10.31 per diluted common share).

For the quarter ended December 31, 2011, Devon reported net earnings of $507 million, or $1.25 per common share ($1.25 per diluted common share). Adjusting for items typically excluded by securities analysts, the company earned $628 million, or $1.55 per diluted common share. The adjusting items are discussed in detail later in this news release.

Devon generated cash flow before balance sheet changes from continuing operations of $6.5 billion in 2011, a 23 percent increase over the prior year. Other sources of cash included $3.2 billion of divestiture proceeds resulting from the sale of assets in Brazil.

“Devon delivered an outstanding performance in 2011. We drove production from our North American onshore asset base up eight percent, increased proved reserves to an all-time high and completed our highly-successful strategic repositioning, including $3.5 billion of share repurchases,” commented John Richels, president and chief executive officer.

Proved Reserves Increase to Record Levels

At December 31, 2011, Devon’s estimated proved reserves reached a record 3 billion oil-equivalent barrels (Boe). During 2011, the company added 386 million Boe through successful drilling (extensions, discoveries, and revisions other than price). Associated drill-bit capital invested during the year totaled $6.9 billion, including $1.5 billion spent on exploration and acreage acquisitions.

“Devon’s liquids-focused drilling program delivered excellent results in 2011. Our total drill-bit reserve additions comfortably outpaced production, including a liquids reserve replacement rate exceeding 230 percent,” said Dave Hager, executive vice president, exploration and production. “These reserves were added at attractive finding and development costs while investing $1.5 billion on acreage acquisitions and exploration activity focused on enhancing growth in future years.”

Proved reserves from oil and natural gas liquids increased to 42 percent of the company’s total proved reserves at December 31, 2011. Proved developed reserves reached 2.2 billion Boe at year-end, or 74 percent of total proved reserves.

Robust Liquids Growth and Strategic Leasehold Additions Lead Operating Highlights

•	Devon increased its fourth-quarter liquids production by 21 percent compared to the year-ago period, to 238,000 barrels per day.

•	This liquids growth drove total fourth-quarter North American onshore production ten percent higher than the year-ago quarter to a record 680,000 equivalent barrels per day.

•

In the fourth quarter, Devon’s exploration and production capital totaled $1.9 billion. This amount includes $400 million of opportunistic leasehold acquisition, consisting of acreage additions in the Ohio Utica and leasehold capture in an undisclosed, new oil opportunity.

•

In the Permian Basin, Devon increased oil and natural gas liquids production 22 percent compared to the fourth-quarter 2010. Liquids production accounted for nearly 75 percent of the 53,000 equivalent barrels per day produced in the Permian Basin during the quarter.

•	The company completed eight operated Bone Spring wells within the Permian Basin in the fourth quarter. Initial daily production from the eight wells averaged more than 600 Boe per day per well.

•

In total, net production from Devon’s Jackfish 1 and Jackfish 2 projects averaged a record 43,000 barrels per day in the fourth quarter, representing a 91 percent increase over the year-ago quarter. The company’s Jackfish 2 production exited the fourth quarter at 14,000 barrels per day and will continue to ramp-up throughout 2012.

•	In early December, Devon received regulatory approval for its third 35,000 barrel per day Jackfish project. Devon has begun construction, with plant startup targeted for late 2014.

•

Immediately adjacent to Jackfish, Devon is currently drilling appraisal wells and acquiring seismic on its Pike oil sands lease to determine the optimal development plan. In total, the company expects that Pike will support up to five 35,000 barrel per day projects.

•

Fourth-quarter production from Devon’s Cana-Woodford Shale play in western Oklahoma increased 83 percent over the fourth quarter of 2010. Net production averaged a record 250 million cubic feet of gas equivalent per day, including 3,100 barrels of oil and 7,400 barrels per day of natural gas liquids.

•

Devon’s Barnett Shale production averaged a record 1.32 billion cubic feet of gas equivalent per day in the fourth quarter of 2011, an 11 percent increase over the fourth quarter of 2010. Liquids production accounted for 21 percent of total production, averaging 47,000 barrels per day during the quarter.

•

Devon brought six operated Granite Wash wells online in the fourth quarter. Initial production from these wells averaged 1,300 barrels of oil-equivalent per day. Fourth-quarter production from the company’s Granite Wash play reached 19,100 barrels per day, a 47 percent increase over 2010.

•

In January, Devon announced a signed agreement whereby Sinopec will pay $2.5 billion to acquire 33 percent of Devon’s interest in 1.4 million net acres across five new venture plays (Mississippian, Tuscaloosa, Niobrara, Ohio Utica and Michigan Basin). The transaction price includes a $900 million cash payment at closing and a $1.6 billion drilling carry, funding 70 percent of Devon’s capital requirements during the carry period. By year-end 2012, the companies expect to have drilled approximately 125 gross wells.

•

Devon’s marketing and midstream operating profit totaled $542 million in 2011, a six percent increase over 2010. The increase in operating profit was attributable to higher gas throughput and higher natural gas liquids pricing.

Liquids Sales Increase

Production from Devon’s North American onshore operations averaged 658,000 oil-equivalent barrels per day in 2011, an increase of eight percent over 2010. Sales of oil, gas and natural gas liquids from continuing operations increased 14 percent to $8.3 billion in 2011. Higher liquids production and pricing contributed to the increase. In 2011, liquids sales comprised nearly 60 percent of Devon’s total upstream revenues.

Cost Management Mitigates Inflation

Devon’s 2011 earnings reflect the company’s successful cost management efforts. In spite of rising industry costs and a stronger Canadian dollar, Devon’s total pre-tax cash costs increased only two percent in 2011 to $13.38 per Boe.

Lease operating expenses totaled $1.9 billion in 2011. Lease operating expense per unit of production climbed four percent in 2011 to $7.71 per barrel. The increase reflects the impact of a higher Canadian exchange rate and higher overall service costs.

General and administrative expenses (G&A) totaled $585 million, or $2.44 per Boe for the full-year 2011. Operating efficiencies achieved through the company’s strategic repositioning reduced G&A per Boe one percent compared to the prior year.

Taxes other than income increased $44 million to $424 million in 2011. Higher production taxes, resulting from a significant rise in oil and natural gas liquids revenue, drove the year-over-year increase.

Depreciation, depletion and amortization (DD&A) totaled $2.2 billion for 2011, or $9.37 per Boe. This represents a 10 percent increase in unit DD&A over 2010.

Full-year 2011 income tax expense from continuing operations was $2.2 billion, or 50 percent of pre-tax earnings. This unusually high tax rate resulted from a $744 million charge related to foreign earnings assumed to be repatriated under U.S. tax law. After adjusting for this and other non-recurring items, Devon’s 2011 income tax rate totaled 34 percent of pre-tax earnings from continuing operations.

Share Repurchase Program Completed; Financial Position Remains Strong

On November 16, 2011, the company completed its $3.5 billion share repurchase program announced in May of 2010. In total, under the share repurchase authorization, the company repurchased 49.2 million shares or 11 percent of its outstanding shares.

As of December 31, 2011, Devon’s cash and short-term investments totaled $7.1 billion, and its net debt to adjusted capitalization ratio was 11 percent.

Divestitures Impact Financial Reporting

In accordance with accounting standards, Devon has classified the assets, liabilities, and results of its international segment as discontinued operations for all accounting periods presented in this release. Included with this release is a table of revenues, expenses, production by category, and the amounts classified as discontinued operations for each period presented.

Prior-year results from continuing operations include data from the company’s now divested Gulf of Mexico operations. Provided within this release is information that will enable the reader to isolate results of the company’s go-forward North American onshore operations.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounting principles). Drill-bit capital, cash flow before balance sheet changes, net debt and adjusted capitalization are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided on pages 14 and 15.

Items Excluded from Published Earnings Estimates

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. The following tables summarize the fourth-quarter 2011 effects of these items on earnings and cash flow.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

	Quarter Ended December 31, 2011
	Before-Tax	After-Tax
Net earnings (GAAP)		$507
Adjustments on asset sales - discontinued operations	(6)	14
Oil and gas derivatives	256	173
Insurance proceeds	(88)	(60)
Foreign exchange rates	(11)	(7)
Interest rate and other financial instruments	4	1

Adjusted earnings (Non-GAAP)		$628

Diluted share count		405
Adjusted diluted earnings per share (Non-GAAP)		$1.55

Cash flow before balance sheet changes (Non-GAAP)		$1,580
Insurance proceeds		(69)

Adjusted cash flow before balance sheet changes (Non-GAAP)		$1,511

Conference Call to be Webcast Today

Devon will discuss its 2011 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast is accessible from Devon’s internet home page at www.devonenergy.com.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2010, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION (net of royalties)

Excludes discontinued operations

	Year Ended		Quarter Ended
	December 31,		December 31,
	2011	2010	2011	2010
Total Period Production
Natural Gas (Bcf)
U.S. Onshore	739.7	698.5	191.8	180.6
Canada	212.8	214.2	52.5	52.6

North American Onshore	952.5	912.7	244.3	233.2
U.S. Offshore	—	16.8	—	—

Total Natural Gas	952.5	929.5	244.3	233.2

Oil (MMBbls)
U.S. Onshore	16.8	13.5	4.6	3.7
Canada	27.9	25.2	7.7	6.1

North American Onshore	44.7	38.7	12.3	9.8
U.S. Offshore	—	1.9	—	—

Total Oil	44.7	40.6	12.3	9.8

Natural Gas Liquids (MMBbls)
U.S. Onshore	33.0	28.2	8.7	7.4
Canada	3.6	3.6	0.9	0.9

North American Onshore	36.6	31.8	9.6	8.3
U.S. Offshore	—	0.3	—	—

Total Natural Gas Liquids	36.6	32.1	9.6	8.3

Oil Equivalent (MMBoe)
U.S. Onshore	173.1	158.2	45.2	41.2
Canada	67.0	64.4	17.4	15.7

North American Onshore	240.1	222.6	62.6	56.9
U.S. Offshore	—	5.0	—	—

Total Oil Equivalent	240.1	227.6	62.6	56.9

Average Daily Production
Natural Gas (MMcf)
U.S. Onshore	2,026.6	1,913.8	2,084.5	1,963.0
Canada	583.1	586.9	571.1	571.7

North American Onshore	2,609.7	2,500.7	2,655.6	2,534.7
U.S. Offshore	—	46.0	—	—

Total Natural Gas	2,609.7	2,546.7	2,655.6	2,534.7

Oil (MBbls)
U.S. Onshore	46.0	37.0	49.7	40.0
Canada	76.5	68.9	83.8	66.0

North American Onshore	122.5	105.9	133.5	106.0
U.S. Offshore	—	5.2	—	—

Total Oil	122.5	111.1	133.5	106.0

Natural Gas Liquids (MBbls)
U.S. Onshore	90.4	77.3	94.5	80.8
Canada	9.9	9.8	9.8	9.2

North American Onshore	100.3	87.1	104.3	90.0
U.S. Offshore	—	0.9	—	—

Total Natural Gas Liquids	100.3	88.0	104.3	90.0

Oil Equivalent (MBoe)
U.S. Onshore	474.1	433.3	491.7	448.0
Canada	183.6	176.5	188.7	170.5

North American Onshore	657.7	609.8	680.4	618.5
U.S. Offshore	—	13.8	—	—

Total Oil Equivalent	657.7	623.6	680.4	618.5

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2011	2010	2011	2010
Natural Gas ($/Mcf) - Henry Hub	$4.04	$4.39	$3.54	$3.80
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$95.06	$79.48	$93.96	$85.15

Year Ended December 31, 2011	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
U.S. Onshore	$91.19	$3.50	$39.47	$31.31
Canada	$66.97	$3.87	$55.99	$43.23

North American Onshore	$76.06	$3.58	$41.10	$34.64
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$76.06	$3.58	$41.10	$34.64
Cash settlements	$(0.58)	$0.44	$0.07	$1.63

Realized price, including cash settlements	$75.48	$4.02	$41.17	$36.27

Year Ended December 31, 2010	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
U.S. Onshore	$75.53	$3.73	$30.78	$28.42
Canada	$58.60	$4.11	$46.60	$39.11

North American Onshore	$64.51	$3.82	$32.55	$31.52
U.S. Offshore	$77.81	$5.12	$38.22	$49.06

Realized price without hedges	$65.14	$3.84	$32.61	$31.91
Cash settlements	$—	$0.96	$—	$3.90

Realized price, including cash settlements	$65.14	$4.80	$32.61	$35.81

Quarter Ended December 31, 2011	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
U.S. Onshore	$91.19	$3.08	$40.66	$30.10
Canada	$71.36	$3.45	$56.19	$45.02

North American Onshore	$78.75	$3.16	$42.11	$34.24
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$78.75	$3.16	$42.11	$34.24
Cash settlements	$(0.28)	$0.63	$0.05	$2.42

Realized price, including cash settlements	$78.47	$3.79	$42.16	$36.66

Quarter Ended December 31, 2010	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
U.S. Onshore	$80.79	$3.21	$33.19	$27.27
Canada	$60.80	$3.69	$47.46	$38.46

North American Onshore	$68.35	$3.32	$34.65	$30.36
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$68.35	$3.32	$34.65	$30.36
Cash settlements	$—	$1.32	$—	$5.41

Realized price, including cash settlements	$68.35	$4.64	$34.65	$35.77

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues
Oil, gas, and NGL sales	$8,315	$7,262	$2,144	$1,727
Oil, gas, and NGL derivatives	881	811	(105)	(63)
Marketing and midstream revenues	2,258	1,867	546	471

Total revenues	11,454	9,940	2,585	2,135

Expenses and other, net
Lease operating expenses	1,851	1,689	499	418
Marketing and midstream operating costs and expenses	1,716	1,357	412	344
Depreciation, depletion and amortization	2,248	1,930	626	489
General and administrative expenses	585	563	182	164
Taxes other than income taxes	424	380	88	92
Interest expense	352	363	82	83
Restructuring costs	(2)	57	—	2
Other, net	(10)	33	(98)	(125)

Total expenses and other, net	7,164	6,372	1,791	1,467

Earnings from continuing operations before income taxes	4,290	3,568	794	668

Current income tax (benefit) expense	(143)	516	158	(180)
Deferred income tax expense	2,299	719	115	370

Earnings from continuing operations	2,134	2,333	521	478

Earnings (loss) from discontinued operations	2,570	2,217	(14)	84

Net earnings	$4,704	$4,550	$507	$562

Basic net earnings per share
Basic earnings from continuing operations per share	$5.12	$5.31	$1.29	$1.10
Basic earnings (loss) from discontinued operations per share	6.17	5.04	(0.04)	0.20

Basic net earnings per share	$11.29	$10.35	$1.25	$1.30

Diluted net earnings per share
Diluted earnings from continuing operations per share	$5.10	$5.29	$1.29	$1.10
Diluted earnings (loss) from discontinued operations per share	6.15	5.02	(0.04)	0.19

Diluted net earnings per share	$11.25	$10.31	$1.25	$1.29

Weighted average common shares outstanding
Basic	417	440	404	433
Diluted	418	441	405	434

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$5,555	$2,866
Short-term investments	1,503	145
Accounts receivable	1,379	1,202
Current assets held for sale	21	563
Other current assets	847	779

Total current assets	9,305	5,555

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	61,696	56,012
Not subject to amortization	3,982	3,434

Total oil and gas	65,678	59,446
Other	5,098	4,429

Total property and equipment, at cost	70,776	63,875
Less accumulated depreciation, depletion and amortization	(46,002)	(44,223)

Property and equipment, net	24,774	19,652

Goodwill	6,013	6,080
Long-term assets held for sale	132	859
Other long-term assets	893	781

Total Assets	$41,117	$32,927

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,471	$1,411
Revenues and royalties payable	678	538
Short-term debt	3,811	1,811
Current liabilities associated with assets held for sale	48	305
Other current liabilities	730	518

Total current liabilities	6,738	4,583

Long-term debt	5,969	3,819
Asset retirement obligations	1,496	1,423
Liabilities associated with assets held for sale	—	26
Other long-term liabilities	721	1,067
Deferred income taxes	4,763	2,756
Stockholders’ equity:
Common stock	40	43
Additional paid-in capital	3,507	5,601
Retained earnings	16,308	11,882
Accumulated other comprehensive earnings	1,575	1,760
Treasury stock, at cost	—	(33)

Total Stockholders’ Equity	21,430	19,253

Total Liabilities and Stockholders’ Equity	$41,117	$32,927

Common Shares Outstanding	404	432

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010
Cash Flows From Operating Activities
Net earnings	$4,704	$4,550	$507	$562
(Earnings) loss from discontined operations, net of tax	(2,570)	(2,217)	14	(84)
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	2,248	1,930	626	489
Deferred income tax expense	2,299	719	115	370
Unrealized change in fair value of financial instruments	(401)	107	260	243
Other noncash charges	241	215	56	61

Net cash from operating activities before balance sheet changes	6,521	5,304	1,578	1,641
Net decrease (increase) in working capital	185	(273)	493	(437)
Decrease (increase) in long-term other assets	33	32	(18)	4
Decrease in long-term other liabilities	(493)	(41)	(34)	(98)

Cash from operating activities - continuing operations	6,246	5,022	2,019	1,110
Cash from operating activities - discontinued operations	(22)	456	(9)	132

Net cash from operating activities	6,224	5,478	2,010	1,242

Cash Flows From Investing Activities
Capital expenditures	(7,534)	(6,476)	(2,019)	(1,683)
Proceeds from property and equipment divestitures	129	4,310	116	179
Purchases of short-term investments	(6,691)	(145)	(940)	(145)
Redemptions of short-term investments	5,333	—	668	—
Redemptions of long-term investments	10	21	—	1
Other	(39)	(19)	(6)	(6)

Cash from investing activities - continuing operations	(8,792)	(2,309)	(2,181)	(1,654)
Cash from investing activities - discontinued operations	3,146	2,197	(16)	(101)

Net cash from investing activities	(5,646)	(112)	(2,197)	(1,755)

Cash Flows From Financing Activities
Net commercial paper borrowings (repayments)	3,726	(1,432)	530	—
Proceeds from borrowings of long term debt, net of issuance costs	2,221	—	—	—
Debt repayments	(1,760)	(350)	—	—
Proceeds from stock option exercises	101	111	—	93
Repurchases of common stock	(2,332)	(1,168)	(345)	(239)
Dividends paid on common stock	(278)	(281)	(69)	(70)
Excess tax benefits related to share-based compensation	13	16	2	9

Net cash from financing activities	1,691	(3,104)	118	(207)

Effect of exchange rate changes on cash	(4)	17	6	12

Net increase (decrease) in cash and cash equivalents	2,265	2,279	(63)	(708)
Cash and cash equivalents at beginning of period	3,290	1,011	5,618	3,998

Cash and cash equivalents at end of period	$5,555	$3,290	$5,555	$3,290

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

RESERVES RECONCILIATION

	Total
	Oil (MMBbls)	Gas (Bcf)	NGLs (MMBbls)	Total (MMBoe)
As of December 31, 2010:
Proved developed	257	8,424	381	2,042
Proved undeveloped	424	1,859	98	831

Total Proved	681	10,283	479	2,873

Revisions due to prices	(13)	(61)	3	(21)
Revisions other than price	10	(281)	1	(35)
Extensions and discoveries	72	1,468	104	421
Purchase of reserves	—	36	2	8
Production	(45)	(953)	(37)	(240)
Sale of reserves	—	(6)	—	(1)

As of December 31, 2011:
Proved developed	309	8,908	428	2,223
Proved undeveloped	396	1,578	124	782

Total Proved	705	10,486	552	3,005

	U.S. Onshore
	Oil (MMBbls)	Gas (Bcf)	NGLs (MMBbls)	Total (MMBoe)
As of December 31, 2010:
Proved developed	131	7,280	353	1,696
Proved undeveloped	17	1,785	96	411

Total Proved	148	9,065	449	2,107

Revisions due to prices	2	(1)	4	6
Revisions other than price	(1)	(243)	1	(41)
Extensions and discoveries	36	1,410	102	374
Purchase of reserves	—	16	2	5
Production	(17)	(740)	(33)	(173)
Sale of reserves	—	—	—	—

As of December 31, 2011:
Proved developed	146	7,957	402	1,875
Proved undeveloped	22	1,550	123	403

Total Proved	168	9,507	525	2,278

	Canada
	Oil (MMBbls)	Gas (Bcf)	NGLs (MMBbls)	Total (MMBoe)
As of December 31, 2010:
Proved developed	126	1,144	28	346
Proved undeveloped	407	74	2	420

Total Proved	533	1,218	30	766

Revisions due to prices	(15)	(60)	(1)	(27)
Revisions other than price	11	(38)	—	6
Extensions and discoveries	36	58	2	47
Purchase of reserves	—	20	—	3
Production	(28)	(213)	(4)	(67)
Sale of reserves	—	(6)	—	(1)

As of December 31, 2011:
Proved developed	163	951	26	348
Proved undeveloped	374	28	1	379

Total Proved	537	979	27	727

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COSTS INCURRED

(in millions)

	Total Year Ended December 31,
	2011	2010
Property Acquisition Costs:
Proved properties	$48	$33
Unproved properties	939	1,184
Exploration costs	538	688
Development costs	5,418	4,639

Costs Incurred	$6,943	$6,544

	U.S. Onshore
	Year Ended December 31,
	2011	2010
Property Acquisition Costs:
Proved properties	$34	$29
Unproved properties	851	592
Exploration costs	272	339
Development costs	4,130	3,126

Costs Incurred	$5,287	$4,086

	Canada
	Year Ended December 31,
	2011	2010
Property Acquisition Costs:
Proved properties	$14	$4
Unproved properties	88	590
Exploration costs	266	260
Development costs	1,288	1,216

Costs Incurred	$1,656	$2,070

	U.S. Offshore
	Year Ended December 31,
	2011	2010
Property Acquisition Costs:
Proved properties	$—	$—
Unproved properties	—	2
Exploration costs	—	89
Development costs	—	297

Costs Incurred	$—	$388

Devon capitalizes certain general and administrative expenses related to property acquisition, exploration and development activities. These capitalized expenses were $337 million and $311 million in 2011 and 2010, respectively. Devon also capitalizes certain interest expenses related to property acquisition, exploration and development activities. These capitalized expenses were $45 million and $37 million in 2011 and 2010, respectively. These capitalized general and administrative expenses and interest expenses are included in the costs shown in the preceding tables.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COMPANY OPERATED RIGS

	Year Ended December 31,
	2011	2010
Number of Company Operated Rigs Running
U.S. Onshore	53	61
Canada	7	10

Total	60	71

KEY OPERATING STATISTICS BY REGION

Quarter Ended December 31, 2011

	Avg. Production (MBOED)	Operated Rigs at December 31, 2011	Gross Wells Drilled
Barnett Shale	220.1	12	83
Canadian Oilsands - Jackfish / Pike	42.5	—	—
Cana-Woodford Shale	41.6	16	47
Granite Wash	19.1	3	13
Gulf Coast / East Texas	69.2	4	17
Lloydminster	38.5	—	60
Permian Basin	53.4	16	74
Rocky Mountains	63.3	2	17
Other	132.7	7	54

Total	680.4	60	365

KEY OPERATING STATISTICS BY REGION

Year Ended December 31, 2011

	Avg. Production (MBOED)	Operated Rigs at December 31, 2011	Gross Wells Drilled
Barnett Shale	213.1	12	309
Canadian Oilsands - Jackfish / Pike	34.8	—	21
Cana-Woodford Shale	33.4	16	207
Granite Wash	16.4	3	59
Gulf Coast / East Texas	70.8	4	72
Lloydminster	39.2	—	197
Permian Basin	49.0	16	284
Rocky Mountains	64.8	2	99
Other	136.2	7	157

Total	657.7	60	1,405

CAPITAL EXPENDITURES (in millions)

Quarter Ended December 31, 2011

	U.S. Onshore	Canada	Total
Capital Expenditures
Exploration	$484	59	$543
Development	1,000	335	1,335

Exploration and development capital	$1,484	394	$1,878
Capitalized G&A			90
Capitalized interest			10
Midstream capital			106
Other capital			145

Total Continuing Operations			$2,229
Discontinued operations			20

Total Operations			$2,249

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES (in millions)

Year Ended December 31, 2011

	U.S. Onshore	Canada	Total
Capital Expenditures
Exploration	$1,077	302	$1,379
Development	3,935	1,243	5,178

Exploration and development capital	$5,012	1,545	$6,557
Capitalized G&A			337
Capitalized interest			45
Midstream capital			347
Other capital			509

Total Continuing Operations			$7,795
Discontinued operations			66

Total Operations			$7,861

PRODUCTION FROM DISCONTINUED OPERATIONS

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010
Oil (MMBbls)	0.5	9.3	—	1.5
Natural Gas (Bcf)	—	1.3	—	—

Total Oil Equivalent (MMBoe)	0.5	9.5	—	1.5

STATEMENTS OF DISCONTINUED OPERATIONS

(in millions)

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010
Operating earnings	$38	$567	$—	$91
Gain on sale of oil and gas properties	2,552	1,818	6	(26)

Earnings before income taxes	2,590	2,385	6	65
Income tax expense (benefit)	20	168	20	(19)

Earnings (loss) from discontinued operations	$2,570	$2,217	$(14)	$84

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Year Ended December 31,		Quarter Ended December 31,
	2011	2010	2011	2010
Net Cash Provided By Operating Activities (GAAP)	$6,224	$5,478	$2,010	$1,242
Changes in assets and liabilities - continuing operations	275	282	(441)	531
Changes in assets and liabilities - discontinued operations	54	(88)	11	(50)

Cash flow before balance sheet changes (Non-GAAP)	$6,553	$5,672	$1,580	$1,723

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	December 31,
	2011	2010
Total debt (GAAP)	$9,780	$5,630
Adjustments:
Cash and short term investments	7,058	3,435

Net debt (Non-GAAP)	$2,722	$2,195

Total debt	$9,780	$5,630
Stockholders’ equity	21,430	19,253

Total capitalization (GAAP)	$31,210	$24,883

Net debt	$2,722	$2,195
Stockholders’ equity	21,430	19,253

Adjusted capitalization (Non-GAAP)	$24,152	$21,448

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

Drill-bit capital is defined as costs incurred less proved acquisition costs and unproved acquisition costs resulting from business combinations. Drill-bit capital is a Non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year exploration and development activities. Certain securities analysts also use this methodology to measure Devon’s performance. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Total Year Ended December 31,
	2011	2010
Costs Incurred (GAAP)	$6,943	$6,544
Less:
Proved acquisition costs	48	33

Drill-bit capital (Non-GAAP)	$6,895	$6,511

	U.S. Onshore Year Ended December 31,
	2011	2010
Costs Incurred (GAAP)	$5,287	$4,086
Less:
Proved acquisition costs	34	29

Drill-bit capital (Non-GAAP)	$5,253	$4,057

	Canada Year Ended December 31,
	2011	2010
Costs Incurred (GAAP)	$1,656	$2,070
Less:
Proved acquisition costs	14	4

Drill-bit capital (Non-GAAP)	$1,642	$2,066

	U.S. Offshore Year Ended December 31,
	2011	2010
Costs Incurred (GAAP)	$—	$388
Less:
Proved acquisition costs	—	—

Drill-bit capital (Non-GAAP)	$—	$388